Exhibit 99.1

Zscaler Announces Strong Third-Quarter Fiscal 2026 Results
Achieves record operating margin and strong revenue growth
Third Quarter Highlights
•Revenue grew 25% year-over-year to $850.5 million
•Annual Recurring Revenue (ARR) grew 25% year-over-year to $3,525 million
•Operating cash flow of $198.0 million, compared to $211.1 million a year ago
•Free cash flow of $136.0 million, compared to $119.5 million a year ago, grew 14% year-over-year
SAN JOSE, California - May 26, 2026 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its third quarter of fiscal year 2026, ended April 30, 2026.
“Zscaler is ideally positioned as the cybersecurity platform for the AI era. Our differentiated Zero Trust SASE architecture, which hides applications from attackers and eliminates lateral movement, has never been more essential in securing against threats exposed by frontier models and compromised AI agents,” said Jay Chaudhry, CEO, Chairman and Founder of Zscaler. “Our results demonstrate that our approach is resonating as we attract new customers and expand with our existing customers, and we see ample runway for long-term growth.”

“We delivered strong Q3 fiscal 2026 results with record profitability. ARR grew 25%, or 21%, excluding the contribution from the Red Canary acquisition, and non-GAAP operating margin reached an all-time high of 23%,” said Kevin Rubin, chief financial officer of Zscaler. “Looking ahead, we remain focused on driving profitable growth across multiple vectors, including product innovation, go-to-market, and customer expansion.”
Third Quarter Fiscal 2026 Financial Highlights
•Revenue: Grew 25% year-over-year to $850.5 million.
•ARR: Grew 25% year-over-year to $3,525 million, of which $166 million was net new ARR during the third quarter of fiscal 2026. Excluding the acquisition of Red Canary, which contributed ARR of $127 million, ARR grew 21% to $3,398 million and net new ARR grew 14%.
•Income (loss) from operations: GAAP loss from operations was $29.6 million, or 3% of revenue, compared to a loss of $25.4 million, or 4% of revenue, in the third quarter of fiscal 2025. Non-GAAP income from operations was $195.8 million, or 23% of revenue, compared to $146.7 million, or 22% of revenue, in the third quarter of fiscal 2025.
•Net income (loss): GAAP net loss was $13.9 million, compared to $4.1 million in the third quarter of fiscal 2025. Non-GAAP net income was $177.9 million, compared to $136.8 million in the third quarter of fiscal 2025.
•Net income (loss) per share, diluted: GAAP net loss per share was $0.09, compared to $0.03 in the third quarter of fiscal 2025. Non-GAAP net income per share was $1.08, compared to $0.84 in the third quarter of fiscal 2025.
•Cash flow: Cash provided by operations was $198.0 million, or 23% of revenue, compared to $211.1 million, or 31% of revenue, in the third quarter of fiscal 2025. Free cash flow was $136.0 million, or 16% of revenue, compared to $119.5 million, or 18% of revenue, in the third quarter of fiscal 2025.
•Deferred revenue: $2,477.2 million as of April 30, 2026, grew 25% year-over-year.
Recent Business Highlights
•Announced the intent to acquire Symmetry Systems, which would combine Zscaler’s Zero Trust ExchangeTM platform and Symmetry Systems’ access graph technology to govern AI agent communication at scale. Symmetry Systems’ access graph maps how human and non-human identities, applications, and data connect across the enterprise.

•Joined Anthropic’s Project Glasswing to revolutionize AI-driven defense, gaining access to the Claude Mythos Preview model. Zscaler integrated this frontier AI model into its secure software development lifecycle (SDLC) to rapidly identify and remediate vulnerabilities within the Zero Trust Exchange platform.

•Partnered with OpenAI via DayBreak, the evolution of the Trusted Access for Cyber (TAC) program, integrating the specialized GPT 5.5-Cyber model and Codex Security into Zscaler’s internal multi-agent security architecture. This partnership enables Zscaler to embed Security-as-a-Service throughout its SDLC workflows, accelerating vulnerability detection, triaging, and patching, while further enhancing its AI Red Teaming suite and Red Canary Managed Detection and Response capabilities to counter AI-based attacks.

•Launched Project AI-Guardian, combining Zscaler’s advanced AI security platform with global system integrator (GSI) consulting expertise to help enterprises navigate the complexities of the AI-driven landscape. This strategic collaboration is expected to enable organizations to accelerate AI initiatives while helping to maintain robust protection, regulatory compliance, and total visibility over their data.

•Won the 2026 Google Cloud Partner of the Year Award for Security in the Application category, recognizing Zscaler’s industry-leading approach to protecting modern applications, and its continued commitment to delivering seamless, secure integrations within the Google Cloud ecosystem.

•Achieved Provisional Authorization at Impact Level 5 (IL5) from the Department of War (DoW) for Zscaler Internet AccessTM. This public sector milestone enables U.S. warfighters, national security systems, defense agencies and mission partners to operate at mission speed while securely managing highly sensitive and unclassified workloads with a cloud-native Zero Trust architecture built for the demands of modern warfare.

•Significantly expanded global sovereignty on the Zero Trust Exchange platform, allowing global enterprises and government entities to maintain precise control over their digital assets and privacy, while complying with local laws. This expansion helps customers meet increasingly stringent global compliance and localized regulatory requirements without sacrificing security posture.

•Partnered with Singtel Singapore to bring Zero Trust security to cellular internet of things (IoT) and operational technology (OT) across Southeast Asia. By leveraging Zscaler Cellular, the partnership enables enterprises to seamlessly and securely connect their highly distributed IoT and OT infrastructure directly to the Zero Trust Exchange.

•Launched the India AI & Cyber Threat Research Center in partnership with Bharti Airtel at the India AI Impact Summit to promote cyber resilience and secure AI adoption for critical infrastructure and government. The joint initiative will produce comprehensive threat intelligence research targeting Indian infrastructure, recommend proactive cyber defense strategies, and educate organizations on evolving cyber threats confronting AI adoption. Center partners will develop new cybersecurity curriculum with local educational institutions to prepare India's next generation of cyber professionals. Additional organizations will affiliate with the Research Center in the coming months.

Change in Non-GAAP Measures Presentation
Effective August 1, 2025, the beginning of our fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Financial Outlook
For the fourth quarter of fiscal 2026, the company expects:
•Revenue of $875 million to $878 million, growth of approximately 22%.
•Non-GAAP gross margin of approximately 80%.
•Non-GAAP income from operations of $206 million to $208 million, growth of 30 to 31%.
•Non-GAAP net income per share of approximately $1.08 to $1.09, assuming approximately 168 million fully diluted shares outstanding and a non-GAAP tax rate of 21%. This represents growth of 21 to 22%.

For the full year of fiscal 2026, the company expects:
•Annual Recurring Revenue of $3.740 billion to $3.749 billion, growth of approximately 24%, up from previous guidance of $3.730 billion to $3.745 billion, or growth of 24%.
•Revenue of approximately $3.3295 billion to $3.3325 billion, growth of 24.6 to 24.7%, up from prior guidance of $3.309 billion to $3.322 billion, or growth of 24%.
•Non-GAAP income from operations of $755 million to $757 million, growth of approximately 30%, up from prior guidance of $742 million to $748 million, or growth of 28 to 29%.
•Non-GAAP net income per share of $4.10 to $4.11, growth of 25%. This assumes approximately 168 million fully diluted shares outstanding and a non-GAAP tax rate of 21%. This is up from previous guidance for non-GAAP net income per share of $3.99 to $4.02 million, or growth of 22 to 23%.
•Free cash flow margin of approximately 22.8 to 23.3%, down from our prior expectation of 26.5 to 27%, reflecting capex in the high single-digits as a percent of revenue.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations and non-GAAP net income per share exclude, as applicable, stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and amortization of debt issuance costs. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its third quarter of fiscal 2026 and outlook for its fourth quarter of fiscal 2026 and full year fiscal 2026 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, May 26, 2026
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:	To join by phone, register at the following link: (https://register-conf.media-server.com/register/BI08b44d6462ad4047b150db602b995c9a). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.
Upcoming Conferences
Fourth quarter of fiscal 2026 investor conference participation schedule:

•Baird Global Consumer, Technology & Services Conference, Tuesday, June 2, 2026

•Bank of America Global Technology Conference, Wednesday, June 3, 2026

•FBN Virtual Technology Conference, Monday, June 15, 2026

Sessions that offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the fourth quarter of fiscal 2026 and full year fiscal 2026. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscription as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026 filed on February 26, 2026 and our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed on September 11, 2025, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (NASDAQ: ZS) is a pioneer and global leader in zero trust security. The world’s largest businesses, critical infrastructure organizations, and government agencies rely on Zscaler to secure users, branches, applications, data & devices, and to accelerate digital transformation initiatives. Distributed across more than 160 data centers globally, the Zscaler Zero Trust Exchange™ platform combined with advanced AI combats billions of cyber threats and policy violations every day and unlocks productivity gains for modern enterprises by reducing costs and complexity.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Kim Watkins
SVP, Investor Relations & Strategic Finance
ir@zscaler.com

Pavel Radda
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Revenue	$850,475	$678,034	$2,454,338	$1,953,889
Cost of revenue (1) (2) (3)	192,652	155,978	568,665	445,938
Gross profit	657,823	522,056	1,885,673	1,507,951
Operating expenses:
Sales and marketing (1) (2) (3)	371,941	314,605	1,114,449	928,564
Research and development (1) (2) (3)	232,281	169,765	661,916	494,879
General and administrative (1) (4)	83,241	63,097	227,083	180,726
Total operating expenses	687,463	547,467	2,003,448	1,604,169
Loss from operations	(29,640)	(25,411)	(117,775)	(96,218)
Interest income	34,043	31,263	101,090	92,189
Interest expense (5)	(2,700)	(1,966)	(9,048)	(7,448)
Other income (expense), net	(4,074)	677	(6,310)	(4,911)
Income (loss) before income taxes	(2,371)	4,563	(32,043)	(16,388)
Provision for income taxes (6)	11,512	8,688	27,767	7,512
Net loss	$(13,883)	$(4,125)	$(59,810)	$(23,900)
Net loss per share, basic and diluted	$(0.09)	$(0.03)	$(0.37)	$(0.16)
Weighted-average shares used in computing net loss per share, basic and diluted	160,741	154,909	159,662	153,699
(1) Includes stock-based compensation expense and related payroll taxes:

Cost of revenue	$21,629	$18,262	$64,491	$51,674
Sales and marketing	72,206	63,937	225,421	198,782
Research and development	88,779	63,753	248,704	188,514
General and administrative	29,652	21,857	87,824	65,769
Total	$212,266	$167,809	$626,440	$504,739
(2) Includes amortization expense of acquired intangible assets:

Cost of revenue	$7,243	$3,830	$19,852	$11,320
Sales and marketing	4,198	425	11,336	1,275
Research and development	—	—	—	145
Total	$11,441	$4,255	$31,188	$12,740
(3) Includes restructuring and other charges:

Cost of revenue	$—	$—	$750	$—
Sales and marketing	—	—	2,809	—
Research and development	—	—	1,182	—
Total	$—	$—	$4,741	$—

(4) Includes acquisition-related expenses:	$1,782	$—	$4,077	$—

(5) Includes amortization of debt issuance costs:	$2,043	$984	$6,121	$2,947
(6) During the three and nine months ended April 30, 2025, we recognized a tax benefit of $0.2 million and $17.4 million, respectively, attributable to the release of the valuation allowance on United Kingdom (U.K.) deferred tax assets.

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	April 30,	July 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$982,112	$2,389,023
Short-term investments	2,556,995	1,183,386
Accounts receivable, net	730,461	992,181
Deferred contract acquisition costs	196,706	180,819
Prepaid expenses and other current assets	187,911	148,881
Total current assets	4,654,185	4,894,290
Property and equipment, net	574,737	543,377
Operating lease right-of-use assets	138,186	89,772
Deferred contract acquisition costs, noncurrent	347,820	328,722
Acquired intangible assets, net	191,735	47,323
Goodwill	1,094,434	417,730
Other noncurrent assets	96,982	98,674
Total assets	$7,098,079	$6,419,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,874	$46,906
Accrued expenses and other current liabilities	122,577	93,984
Accrued compensation	180,637	181,807
Deferred revenue	2,097,103	2,054,417
Operating lease liabilities	66,751	52,497
Total current liabilities	2,500,942	2,429,611
Convertible senior notes	1,699,636	1,700,727
Deferred revenue, noncurrent	380,063	413,609
Operating lease liabilities, noncurrent	94,797	43,352
Other noncurrent liabilities	56,046	33,316
Total liabilities	4,731,484	4,620,615
Stockholders’ Equity
Common stock	162	159
Additional paid-in capital	3,623,519	2,980,591
Accumulated other comprehensive income (loss)	(7,718)	8,081
Accumulated deficit	(1,249,368)	(1,189,558)
Total stockholders’ equity	2,366,595	1,799,273
Total liabilities and stockholders’ equity	$7,098,079	$6,419,888

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	April 30,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(59,810)	$(23,900)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	105,611	74,101
Amortization expense of acquired intangible assets	31,188	12,740
Amortization of deferred contract acquisition costs	149,675	121,499
Amortization of debt issuance costs	6,121	2,947
Non-cash operating lease costs	60,447	47,896
Stock-based compensation expense	610,332	488,696
Accretion of investments purchased at a discount	(4,568)	(13,862)
Unrealized gains on hedging transactions	(1,036)	(862)
Deferred income taxes	326	(17,841)
Other	6,857	1,059
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	280,042	120,506
Deferred contract acquisition costs	(184,660)	(139,986)
Prepaid expenses, other current and noncurrent assets	(29,053)	(12,182)
Accounts payable	(19,992)	28,947
Accrued expenses, other current and noncurrent liabilities	18,174	(7,033)
Accrued compensation	(9,413)	(5,693)
Deferred revenue	(65,903)	90,011
Operating lease liabilities	(43,969)	(45,194)
Net cash provided by operating activities	850,369	721,849
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(77,467)	(104,206)
Capitalized internal-use software	(54,523)	(62,871)
Payments for business acquisitions, net of cash acquired	(770,048)	(834)
Purchase of strategic investments	(4,242)	(786)
Purchases of short-term investments	(1,971,715)	(886,636)
Proceeds from maturities of short-term investments	418,648	875,893
Proceeds from sale of short-term investments	177,568	—
Net cash used in investing activities	(2,281,779)	(179,440)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,984	3,497
Proceeds from issuance of common stock under the employee stock purchase plan	21,506	22,344
Payment of holdback amounts related to a business acquisition	(110)	(440)
Payments for issuance costs related to the 2028 convertible senior notes	(684)	—
Purchases of capped calls related to the 2028 convertible senior notes	(197)	—
Net cash provided by financing activities	24,499	25,401
Net increase (decrease) in cash and cash equivalents	(1,406,911)	567,810
Cash and cash equivalents at beginning of period	2,389,023	1,423,080
Cash and cash equivalents at end of period	$982,112	$1,990,890

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025

Revenue	$850,475	$678,034	$2,454,338	$1,953,889

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$657,823	$522,056	$1,885,673	$1,507,951
Add:
Stock-based compensation expense and related payroll taxes	21,629	18,262	64,491	51,674
Amortization expense of acquired intangible assets	7,243	3,830	19,852	11,320
Restructuring and other charges	—	—	750	—
Non-GAAP gross profit	$686,695	$544,148	$1,970,766	$1,570,945
GAAP gross margin	77%	77%	77%	77%
Non-GAAP gross margin	81%	80%	80%	80%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(29,640)	$(25,411)	$(117,775)	$(96,218)
Add:
Stock-based compensation expense and related payroll taxes	212,266	167,809	626,440	504,739
Amortization expense of acquired intangible assets	11,441	4,255	31,188	12,740
Restructuring and other charges	—	—	4,741	—
Acquisition-related expenses	1,782	—	4,077	—
Non-GAAP income from operations	$195,849	$146,653	$548,671	$421,261
GAAP operating margin	(3)%	(4)%	(5)%	(5)%
Non-GAAP operating margin	23%	22%	22%	22%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(13,883)	$(4,125)	$(59,810)	$(23,900)
Add: GAAP provision for income taxes (1)	11,512	8,688	27,767	7,512
GAAP income (loss) before income taxes	(2,371)	4,563	(32,043)	(16,388)
Add:
Stock-based compensation expense and related payroll taxes	212,266	167,809	626,440	504,739
Amortization expense of acquired intangible assets	11,441	4,255	31,188	12,740
Restructuring and other charges	—	—	4,741	—
Acquisition-related expenses	1,782	—	4,077	—
Amortization of debt issuance costs	2,043	984	6,121	2,947
Non-GAAP net income before income taxes	225,161	177,611	640,524	504,038
Non-GAAP provision for income taxes (2)	47,284	40,844	134,509	115,927
Non-GAAP net income	$177,877	$136,767	$506,015	$388,111

GAAP provision for income taxes	$11,512	$8,688	$27,767	$7,512
Add: Income tax and other tax adjustments (2)	35,772	32,156	106,742	108,415
Non-GAAP provision for income taxes (2)	$47,284	$40,844	$134,509	$115,927
Non-GAAP effective tax rate (2)	21%	23%	21%	23%

Non-GAAP net income	$177,877	$136,767	$506,015	$388,111
Add: Non-GAAP interest expense, net of tax related to the convertible senior notes	—	276	—	828
Numerator used in computing non-GAAP net income per share, diluted	$177,877	$137,043	$506,015	$388,939

GAAP net loss per share, diluted	$(0.09)	$(0.03)	$(0.37)	$(0.16)
Stock-based compensation expense and related payroll taxes	1.28	1.03	3.75	3.10
Amortization expense of acquired intangible assets	0.07	0.03	0.19	0.08
Restructuring and other charges	—	—	0.03	—
Acquisition-related expenses	0.01	—	0.02	—
Amortization of debt issuance costs	0.01	0.01	0.04	0.02
Income tax and other tax adjustments (2)	(0.22)	(0.20)	(0.64)	(0.67)
Non-GAAP interest expense, net of tax related to the convertible senior notes	—	—	—	0.01
Adjustment to total fully diluted earnings per share (3)	0.02	—	0.01	0.01
Non-GAAP net income per share, diluted	$1.08	$0.84	$3.03	$2.39

Weighted-average shares used in computing GAAP net loss per share, diluted	160,741	154,909	159,662	153,699
Add: Outstanding potentially dilutive equity incentive awards	680	2,812	3,316	3,113
Add: Convertible senior notes	3,925	7,626	3,925	7,626
Less: Antidilutive impact of capped call transactions (4)	—	(1,946)	—	(1,656)
Weighted-average shares used in computing non-GAAP net income per share, diluted	165,346	163,401	166,903	162,782
___________

(1) During the three and nine months ended April 30, 2025, we recognized a tax benefit of $0.2 million and $17.4 million, respectively, attributable to the release of the valuation allowance on U.K. deferred tax assets.

(2) Effective August 1, 2025, the beginning of our fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Free Cash Flow
Net cash provided by operating activities	$198,016	$211,081	$850,369	$721,849
Less:
Purchases of property, equipment and other assets	(42,401)	(72,163)	(77,467)	(104,206)
Capitalized internal-use software	(19,661)	(19,455)	(54,523)	(62,871)
Free cash flow	$135,954	$119,463	$718,379	$554,772

Free Cash Flow Margin
Net cash provided by operating activities, as a percentage of revenue	23%	31%	35%	37%
Less:
Purchases of property, equipment and other assets, as a percentage of revenue	(5)%	(10)%	(3)%	(6)%
Capitalized internal-use software, as a percentage of revenue	(2)%	(3)%	(3)%	(3)%
Free cash flow margin	16%	18%	29%	28%

ZSCALER, INC.
Explanation of Non-GAAP and Other Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. There is no GAAP measure that is comparable to ARR, so we have not reconciled the ARR data included to any GAAP measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. Acquisition-related expenses incurred with business acquisitions are excluded because these are not reflective of our ongoing operational performance. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance.
Effective August 1, 2025, the beginning of our fiscal 2026, we have adopted a long-term projected non-GAAP tax rate of 21%, reduced from the previous rate of 23%. This adjustment aligns with the enactment of the One Big Beautiful Bill Act. The revised tax rate will apply prospectively. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Non-GAAP and Other Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt issuance costs, acquisition-related expenses and the non-GAAP provision for income taxes adjustment. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the applicable non-GAAP interest expense related to the convertible senior notes divided by the weighted-average diluted shares outstanding. The weighted-average diluted shares outstanding includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Annual Recurring Revenue. ARR refers to the next 12 months of revenue from subscription contracts as of the measurement date. To establish ARR for a customer, we assume that any contract expiring during the next 12 months will be renewed under the existing terms, excluding Red Canary’s subscription contracts expiring in fiscal year 2026.

Bookings. We define bookings as the total customer contract value over the entire duration of each such customer contract. This includes all recurring subscription fees committed for the full term of each such customer contract.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.